                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):  April 1, 1999



                           Stillwater Mining Company
                   ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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


                   Delaware                    0-25090         81-0480654
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        (State or other jurisdiction         (Commission     (IRS Employee
             of incorporation)               File Number)  Identification No.)

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1200 Seventeenth Street, Suite 900, Denver, CO                      80202
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  (Address of principal executive offices)                        (Zip Code)



      Registrant's telephone number, including area code:  (303) 352-2060
                                                           --------------
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Item 5.  Other Events

     On April 1, 1999, Stillwater Mining Company (the "Company") called for redemption on May 1, 1999 (the "Redemption Date"), all of its outstanding 7% Convertible Subordinated Notes due 2003 (the "Notes"). The Notes are convertible into the Company's Common Stock, par value $.01 per share (the "Common Stock"), at a conversion price of $17.87 per share (equivalent to approximately 55.96 shares of Common Stock for each $1,000 of principal amount of Notes). The right to convert Notes into Common Stock will terminate at 5:00 p.m., New York City time, on April 28, 1999. In the event that fewer than all the Notes are surrendered for conversion prior to such date and time, the Company has entered into a Standby Underwriting Agreement, dated as of April 1, 1999, with Salomon Smith Barney Inc. providing for Salomon Smith Barney Inc. to purchase from the Company the number of shares of Common Stock that would have been issued on conversion of any Notes that are not surrendered for conversion.


Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

     1 Standby Underwriting Agreement dated April 1, 1999, between the Company and Salomon Smith Barney Inc.

     20  Notice of Redemption
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               STILLWATER MINING COMPANY
                                                     (Registrant)


Date:  April 1, 1999                   By: /s/ James A. Sabala
                                          ------------------------------
                                       Name:  James A. Sabala
                                       Title: Vice President and
                                              Chief Financial Officer
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                                 EXHIBIT INDEX
                                 -------------

Exhibit
  No.      Description
-------    -----------

1 Standby Underwriting Agreement dated April 1, 1999, between the Company and Salomon Smith Barney Inc.

20        Notice of Redemption